Exhibit 99.1

ENBRIDGE ENERGY PARTNERS, L.P. 5400 WESTHEIMER COURT HOUSTON, TX 77056 ATTN: KELLY L. GRAY VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 16, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E52718-S78042 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENBRIDGE ENERGY PARTNERS, L.P. The Board of Directors of Enbridge Energy Company, Inc. (the general partner of Enbridge Energy Partners, L.P.), the Board of Directors of Enbridge Energy Management, L.L.C. (the delegate of the general partner of Enbridge Energy Partners, L.P.) and the Special Committee of the Board of Directors of Enbridge Energy Management, L.L.C. each recommend you vote FOR the following proposals: 1. To approve the Agreement and Plan of Merger, dated as of September 17, 2018 (as it may be amended from time to time, the “Merger Agreement”), entered into by and among Enbridge Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Energy Management, L.L.C., Enbridge Inc., Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC and, solely for purposes of Article I, Article II and Article XI therein, Enbridge US Holdings Inc. 2. To approve the adjournment of the special meeting from time to time, if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the special meeting. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E52719-S78042 ENBRIDGE ENERGY PARTNERS, L.P. Special Meeting of Unitholders December 17, 2018 10:00 AM, CT This proxy is solicited by the Board of Directors of Enbridge Energy Company, Inc. (the general partner of Enbridge Energy Partners, L.P.) The unitholder(s) hereby appoint(s) Jeffrey A. Connelly and Dan A. Westbrook, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the units of ENBRIDGE ENERGY PARTNERS, L.P. that the unitholder(s) is/are entitled to vote at the Special Meeting of Unitholders to be held at 10:00 AM, CT on December 17, 2018, at the Hilton Houston Post Oak by the Galleria, 2001 Post Oak Boulevard, Houston, TX 77056, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side